                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            SNAP-ON TOOLS CORPORATION

     SNAP-ON TOOLS CORPORATION, a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

     1. The name of the corporation is "SNAP-ON TOOLS CORPORATION," and the name under which the corporation was originally incorporated is "Snap-on Tools, Inc." The date of filing its original Certificate of Incorporation with the Secretary of State was April 7, 1930.

     2. This Restated and Amended Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated and Amended Certificate of Incorporation.

     3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby further amended to read as herein set forth in full:

          FIRST:  The name of the Corporation is Snap-on Tools Corporation.

          SECOND: The location of its principal office in the State of Delaware is Number 100 West 10th Street in the City of Wilmington, County of New Castle, State of Delaware. The name of its resident agent therein, and in charge of said office, is The Corporation Trust Company whose address is 100 West 10th Street, Wilmington, Delaware.

          THIRD: The nature of the business or objects or purposes to be transacted, promoted or carried on by the Corporation are to engage in any lawful act or activity for which corporations may be organized under The General Corporation Law of Delaware.

          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Twelve Million (12,000,000) shares, all of which shall be Common Stock with the par value of One Dollar ($1.00) per share.

          At all meetings of the stockholders of the Corporation the holders of the Common Stock shall be entitled to one vote for each share of Common Stock held by them respectively.

          FIFTH:  The Corporation is to have perpetual existence.

          SIXTH: The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

          SEVENTH: The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-laws; provided that in no event shall the total number of directors be less than five or more than fifteen. The Board of Directors shall be divided into three classes as nearly equal in number as may be, with the term of office of one class expiring each year, and at the annual meeting of stockholders in 1970 directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting; directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting; and directors of third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. When the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board of Directors, there shall be no classification of the additional directors until the next annual meeting of stockholders.

          Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

          EIGHTH: The following additional provisions are inserted for the regulation of the business and for the conduct of the affairs of the Corporation and its directors and stockholders:

          (a) Subject to the provisions of Article SEVENTH, the Board of Directors shall have power to make, alter, amend or repeal the By-laws of the Corporation without the assent or vote of the stockholders.

          (b) The Board of Directors, in addition to the powers and authority expressly conferred upon it hereinbefore and by statute and by the By-laws, is hereby empowered to exercise all such powers as may be exercised by the Corporation, subject nevertheless to the provisions of the Statutes of the State of Delaware, of this Certificate of Incorporation, and to any regulations that may from time to time be made by the stockholders, provided that no regulations so made shall invalidate any provisions of this
                                     -2-

     Certificate of Incorporation or any power or act of the Board of Directors which would have continued valid if such regulation had not been made.

          NINTH: (a) Except as set forth in part (b) of this ARTICLE NINTH, the affirmative vote or consent of the holders of shares of all classes of stock of the Corporation possessing four-fifths of the voting rights in elections of directors, considered for the purposes of this ARTICLE NINTH as one class, shall be required (i) for the adoption of any agreement for the merger or consolidation of the Corporation with or into any Other Corporation (as hereinafter defined), or (ii) to authorize any sale, lease, exchange, mortgage, pledge or other disposition of all, or substantially all, or any Substantial Part (as hereinafter defined) of the assets of the Corporation or any Subsidiary (as hereinafter defined) to any Other Corporation, or (iii) to authorize the issuance or transfer by the Corporation of any Substantial Amount (as hereinafter defined) of securities of the Corporation in exchange for the securities or assets of any Other Corporation. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law, this Certificate of Incorporation or any agreement or contract to which the Corporation is a party.

          (b) The provisions of part (a) of this ARTICLE NINTH shall not be applicable to any transaction described therein if such transaction is approved by resolution of the Board of Directors of the Corporation, provided that a majority of the members of the Board of Directors voting for the approval of such transaction were duly elected and acting members of the Board of Directors prior to the time any such Other Corporation may have become a Beneficial Owner (as hereinafter defined) of shares of stock of the Corporation possessing more than 10% of the voting rights in elections of directors.

          (c) For purposes of part (b) of this ARTICLE NINTH, the Board of Directors shall have the power and duty to determine for the purposes of this ARTICLE NINTH, on the basis of information known to such Board, if and when any Other Corporation is the Beneficial Owner of more than 10% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors. Any such determination shall be conclusive and binding for all purposes of this ARTICLE NINTH.

          (d) As used in this ARTICLE NINTH, the following terms shall have the meanings as set forth below:

               "Other Corporation" means any person, firm, corporation or other entity, other than a Subsidiary of the Corporation.

               "Substantial Part" means any assets having a then fair market value, in the aggregate, of more than $5,000,000.

               "Subsidiary" means any corporation in which the Corporation owns, directly or indirectly, more than 50% of the voting securities.

               "Substantial Amount" means any securities of the Corporation having a then fair market value of more than $5,000,000.

               "Beneficial Owner" of stock means a person, or an "affiliate" or "associate" of such person (as such terms are defined in Rule 12-b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on March 1, 1970), who directly or indirectly controls the voting of such stock, or who has any option, warrants, conversion or other rights to acquire such stock.

          TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided that no amendment to this Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of ARTICLE SEVENTH or ARTICLE NINTH or this ARTICLE TENTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of shares of all classes of stock of this Corporation possessing four-fifths of the voting rights in elections of directors, considered for this purpose as one class.

     4. This Restated and Amended Certificate of Incorporation was duly adopted by vote of the stockholders in accordance with Sections 242 and 245 of The General Corporation Law of the State of Delaware.

     5. The capital of said Corporation will not be reduced under or by reason of any amendment in this Restated and Amended Certificate of Incorporation.

     IN WITNESS WHEREOF, said Snap-on Tools Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by its President and attested to by its Secretary, this 10th day of May, 1978.

ATTEST:                                      SNAP-ON TOOLS CORPORATION

/s/ DONALD J. JOHNSON                        By /s/ EDWIN C. SCHINDLER
- ----------------------------                    ---------------------------
Donald J. Johnson, Secretary                    Edwin C. Schindler, President


(CORPORATE SEAL)

                             CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            SNAP-ON TOOLS CORPORATION

                          ____________________________

          SNAP-ON TOOLS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of Snap-on Tools Corporation on January 5, 1979 duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for the submission of said proposed amendment to the stockholders at the Annual Meeting of Stockholders of said corporation, to be held on Friday, April 27, 1979, for their approval. The resolutions setting forth the proposed amendment are as follows:

          RESOLVED, that the first sentence of ARTICLE FOURTH shall be deleted and in lieu thereof there shall be substituted a new first sentence of said ARTICLE FOURTH to be and read as follows:

          "The total number of shares of all classes of stock which the corporation shall have authority to issue is thirty million (30,000,000) shares, all of which shall be common stock with the par value of One Dollar ($1.00) per share."

          SECOND:   That thereafter, pursuant to resolution of its Board of
Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

          THIRD: That said action was taken and said amendment duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

           IN WITNESS WHEREOF, said Snap-on Tools Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by its President and its Secretary, this 27th day of April, 1979.


                              SNAP-ON TOOLS CORPORATION



                              By /s/ EDWIN C. SCHINDLER
                                 -----------------------
                                      President



CORPORATE SEAL      ATTEST:       /s/ DONALD J. JOHNSON
                              --------------------------
                                       Secretary

                             CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            SNAP-ON TOOLS CORPORATION



          SNAP-ON TOOLS CORPORATION, a corporation of the State of Delaware, hereby sets forth an amendment of its Restated Certificate of Incorporation pursuant to 8 Del. C. Section 242, hereby certifying as follows:

          FIRST: The following Article Eleventh is added to the Restated Certificate of Incorporation of said Snap-On Tools Corporation:

          ELEVENTH: (a) The provisions of this Article Eleventh shall apply independently of any other provision of this Restated Certificate of Incorporation if any Other Corporation (as hereinafter defined) seeks to accomplish a Business Combination (as hereinafter defined) following the date the Acquiring Entity (as hereinafter defined) becomes an Acquiring Entity.

          (b) (1) As used in Article Eleventh, the following terms shall have the meanings set forth below:

          "Acquiring Entity" means any Other Corporation which is the Beneficial Owner of more than 10% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors.

          "Beneficial Owner" of stock means a person or an "affiliate" or "associate" of such person (as such terms are defined in Rule 12b-2 of the General Rules and Regulations ["Regulations"] under the Securities and Exchange Act of 1934 as in effect on January 1, 1984) who is a "beneficial owner" of stock, as that term is defined under Rule 13d-3 of the Regulations as in effect on January 1, 1984, together with successors or assigns of that person.

          "Business Combination" means any merger or consolidation of the Corporation with or into any Other Corporation, any sale, lease, exchange, mortgage, pledge or other disposition of all, or any Substantial Part (that is, assets having a then fair market value in the aggregate of more than $5,000,000) of the assets of the Corporation or any subsidiary of the Corporation, to any Other Corporation, or any issuance or transfer by the Corporation of any

     Substantial Amount (that is, any securities of the Corporation having a then fair market value of more than $5,000,000) of securities of the Corporation in exchange for the securities or assets of any Other Corporation.

          "Continuing Director" means a director duly elected to the Board of Directors prior to the time the Acquiring Entity becomes an Acquiring Entity, or a person recommended to succeed a Continuing Director by a majority of the Continuing Directors.

          "Other Corporation" means any person, firm, corporation or other entity, other than a subsidiary of the Corporation.

          (2) For purposes of this Article Eleventh, the Board of Directors shall have the power and duty to determine, on the basis of information known to the Board, if and when any Other Corporation is or has become an Acquiring Entity. Any such determination shall be conclusive and binding for all purposes of this Article Eleventh.

          (c) The affirmative vote or consent of the holders of 67% of the shares of all classes of stock of the Corporation entitled to vote for directors, considered for the purpose of this Article Eleventh as one class, other than voting stock of which an Acquiring Entity is the Beneficial Owner, shall be required for approval of any Business Combination with any Other Corporation unless all of the following conditions are fulfilled:

               (1) The cash or fair market value of other consideration to be received per share by common stockholders of the Corporation in the Business Combination will not, at the time the Business Combination is effected, be less than the greater of:

                    (A) the highest per share price, including brokerage commissions and/or soliciting dealers' fees (with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions), paid by the Acquiring Entity at any time in acquiring any of its holdings of the Corporation's Common stock; or

                    (B) the highest per share price quoted in any market in which the Corporation's Common Stock is traded during the 12 months immediately prior to the public announcement of the Business Combination.

          (d) In connection with a proposed Business Combination, the Continuing Directors may retain special outside legal counsel, an investment banking firm, or such other experts as they, in their discretion, may deem necessary or appropriate to assist them in their evaluation of the Business Combination. In the event that an investment banking firm is retained by the Continuing Directors to give an opinion as to the value of the other consideration or as to the fairness (or lack of fairness) of the terms of any Business Combination from the point of view of the remaining public stockholders of the Corporation or otherwise, any proxy statement required to be mailed to the public stockholders of the Corporation shall contain in a prominent place at the front of the proxy statement any recommendation of the Continuing Directors as to the advisability (or inadvisability) of the Business Combination. If the continuing Directors so determine, the opinion of the investment banking firm shall also be included in the proxy statement. All fees and expenses of outside legal counsel, any investment banking firm or other expert selected by the Continuing Directors shall be paid by the Corporation.

          (e) In addition to any other provision of this Restated Certificate of Incorporation or By-Laws, there shall be required to amend, alter, change or repeal, directly or indirectly, this Article Eleventh the affirmative vote or consent of 80% of the shares of all classes of stock of the Corporation entitled to vote for directors, considered for the purpose of this Article Eleventh as one class.

          (f) Nothing contained in this Article Eleventh shall be construed to relieve any Acquiring Entity from any fiduciary obligation imposed by law. The conditions and voting requirements of this Article Eleventh shall be in addition to the conditions and voting requirements imposed by law or other provisions of this Restated Certificate of Incorporation, including, without limitation, the conditions and voting requirements imposed by Article Ninth.

          SECOND:   Said amendment was duly adopted, in accordance with the
provisions of Section 242 of the General Corporation Law of the State of Delaware.

                                  *     *     *

          IN WITNESS WHEREOF, Snap-On Tools Corporation has caused its corporate seal to be hereunto affixed, and this certificate to be signed by its President and attested by its Secretary, this 27th day of April, 1984.



                                   SNAP-ON TOOLS CORPORATION



                                   By /s/ WILLIAM B. RAYBURN
                                      ------------------------
                                        William B. Rayburn


ATTEST:

/s/ JOSEPH R. OLSON
- ----------------------
Secretary
Joseph R. Olson

                             CERTIFICATE OF AMENDMENT
                                     OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            SNAP-ON TOOLS CORPORATION
                      -------------------------------------


          SNAP-ON TOOLS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That on January 10, 1986 the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable that Article FOURTH of the Restated Certificate of Incorporation of the Corporation be amended to be and read as follows:

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is seventy million (70,000,000) shares of common stock with the par value of one dollar ($1.00) per share and fifteen million (15,000,000) shares of preferred stock with the par value of one dollar ($1.00) per share.

          The following is a description of each of the classes of stock of the Corporation and a statement of the powers, preferences and rights of such stock, and the qualifications and restrictions thereof:

(a) At all meetings of the shareholders of the Corporation the holders of the common stock shall be entitled to one vote for each share of common stock held by them respectively.

(b) Shares of the preferred stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors of the Corporation. Each series shall be distinctly designated. Except as otherwise provided in the resolution setting forth the designations and rights of the series of preferred stock, all shares of any one series of the preferred stock shall be alike in every particular, except that there may be different dates from which dividends (if any) thereon shall be cumulative, if made cumulative. The relative preferences, participating, optional and other special rights of each such series, and limitations thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of the preferred stock, the designation, relative preferences, participating, optional and other special rights and limitations thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

          (1) the distinctive designation of, and the number of shares of the preferred stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

          (2) the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series may be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of the Corporation, or on any series of the preferred stock or of any other class or classes of stock of the Corporation, and whether such dividends shall be cumulative, partially cumulative or non-cumulative;

          (3) the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of the Corporation, and the terms and conditions of such conversion or exchange;

          (4) whether shares of the series shall be subject to redemption and the redemption price or prices and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

          (5) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

          (6) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

          (7) the voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with other series of the preferred stock or all series of the preferred stock as a class, (1) to vote more or less than one vote per share on any or all matters voted upon by the shareholders, (2) to elect one or more directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of the preferred stock or under such other circumstances and upon such conditions as the Board of Directors may fix.

(c) The relative preferences, rights and limitations of each series of preferred stock in relation to the preferences, rights and limitations of each other series of preferred stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in this Article Fourth, and the consent by class or series vote or otherwise, of the holders of the preferred stock of such of the series of the preferred stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of preferred stock whether the preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of preferred stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of preferred stock.

(d) Subject to the provisions of the preceding paragraph (c), shares of any series of preferred stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration, not less than the par value thereof, as shall be fixed by the Board of Directors.

SECOND: That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware by the affirmative vote of a majority of the stockholders of the Corporation.

           IN WITNESS WHEREOF, SNAP-ON TOOLS CORPORATION has caused this Certificate to be signed by HARRY W. FRY , its (Vice) President and attested by Joseph R. Olson, its Secretary, this 5th day of May, 1986.

                              SNAP-ON TOOLS CORPORATION


                              By /s/ HARRY W. FRY
                                 --------------------------------
                                        (Vice) President


ATTEST:



   /s/ JOSEPH R. OLSON
- --------------------------------
          Secretary

                             CERTIFICATE OF AMENDMENT
                                     OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            SNAP-ON TOOLS CORPORATION
                      -------------------------------------

          SNAP-ON TOOLS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That on February 27, 1987 the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable that the Restated Certificate of Incorporation of the Corporation be amended by adding the following Article TWELFTH:

     TWELFTH: A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (ii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

     If the General Corporation Law of the State of Delaware is amended after approval of this Article by the shareholders to authorize the further elimination or limitation of the liability of directors, then the liability of directors shall be eliminated or limited to the full extent authorized by the General Corporation Law of the State of Delaware, as so amended.

     Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

SECOND: That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware by the affirmative vote of the holders of a majority of the Corporation's common stock entitled to vote at the annual meeting of stockholders held on April 24, 1987.

          IN WITNESS WHEREOF, SNAP-ON TOOLS CORPORATION has caused this Certificate to be signed by Lowell L. Larson, its Senior Vice President - Finance and attested by Joseph R. Olson, its Secretary, this 24th day of April, 1987.

                              SNAP-ON TOOLS CORPORATION



                              By /s/ LOWELL L. LARSON
                                 --------------------------------
                                  Lowell L. Larson
                                  Senior Vice President - Finance


ATTEST:



/s/ JOSEPH R. OLSON
- -----------------------------------
          Joseph R. Olson
            Secretary

                   CERTIFICATE OF DESIGNATION, PREFERENCES AND
                    RIGHTS OF SERIES A JUNIOR PREFERRED STOCK

                                       OF

                            SNAP-ON TOOLS CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware


          We, W. B. Rayburn, Chairman of the Board of Directors, and J. R. Olson, Secretary, of SNAP-ON TOOLS CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors by Article Fourth the Certificate of Incorporation of said Corporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors on October 23, 1987, adopted the following resolution creating a series of its Preferred Stock, par value $1.00 per share, designated as Series A Junior Preferred Stock:

          RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of Article Fourth its Certificate of Incorporation, a series of Preferred Stock, without par value, of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

          Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Preferred Stock" (the "Series Preferred Stock") and the number of shares constituting such series shall be 450,000.

          Section 2.  DIVIDENDS AND DISTRIBUTIONS.

          (A) The holders of shares of Series Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $20.00, or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each of those cases the multiplier set forth in clause (b) of the preceding sentence shall be adjusted by multiplying such multiplier by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          The Corporation shall declare a dividend or distribution on the Series Preferred Stock as provided in this paragraph (A) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $20.00 per share on the Series Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          Dividends shall begin to accrue and be cumulative on outstanding shares of Series Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

          Section 3. VOTING RIGHTS. The holders of shares of Series Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock; or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) (i) If at any time dividends on any Series Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, the holders of Preferred Stock, voting as a class, irrespective of series, shall have the right to elect two Directors, which Directors shall be in addition to the then otherwise authorized number of Directors.

          (ii) During any default period, such voting right of the holders of Series Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, provided that such voting right shall not be exercised unless the holders of 25% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided.

          (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

          (iv) In any default period the holders of Common Stock, and other classes of stock of the Corporation, if applicable, shall continue to be entitled to elect the whole number of Directors then otherwise authorized.

          (v) The Directors elected by the holders of Preferred Stock shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected by such holders or until the expiration of the default period. Any vacancy in the Board of Directors may be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in the foregoing sentence.

          (vi) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may then be authorized by the Board of Directors.

          (D) Except as set forth herein, holders of Series Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4.  CERTAIN RESTRICTIONS.

          (a) Whenever quarterly dividends or other dividends or distributions payable on the Series Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series Preferred Stock outstanding shall have been paid in full, the Corporation shall not

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series Preferred Stock, except dividends paid ratably on the Series Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series Preferred Stock; or

          (iv) purchase or otherwise acquire for consideration any shares of Series Preferred Stock, or any shares of stock ranking on a parity with the Series Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. REACQUIRED SHARES. Any shares of Series Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any voluntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series Preferred Stock unless, prior thereto, the holders of shares of Series Preferred Stock shall have received $125.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series Preferred Stock, except distributions made ratably on the Series Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8. NO REDEMPTION. The shares of Series Preferred Stock shall not be redeemable.

          Section 9. AMENDMENT. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series Preferred Stock, voting together as a single class.


          IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 23rd day of October, 1987.


                          /s/ W. B. RAYBURN
                          ---------------------------------------
                                   W. B. Rayburn,
                         Chairman of the Board of Directors


               ATTEST:    /s/ J. R. OLSON
                          ----------------------------------------
                                    J. R. Olson,
                                     Secretary

                             CERTIFICATE OF AMENDMENT
                                     OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            SNAP-ON TOOLS CORPORATION
                      -------------------------------------


          SNAP-ON TOOLS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:    That on January 8, 1988 the Board of Directors of the Corporation
adopted resolutions proposing and declaring advisable that the first paragraph of Article FOURTH of the Restated Certificate of Incorporation of the Corporation be amended to be and read as follows:

          FOURTH:   The total number of shares of all classes of stock
     which the Corporation shall have authority to issue is one hundred twenty-five million (125,000,000) shares of common stock with the par value of one dollar ($1.00) per share and fifteen million (15,000,000) shares of preferred stock with the par value of one dollar ($1.00) per share.

SECOND: That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware by the affirmative vote of the holders of a majority of the Corporation's common stock entitled to vote at the annual meeting of stockholders held on April 22, 1988.

          IN WITNESS WHEREOF, SNAP-ON TOOLS CORPORATION has caused this Certificate to be signed by Marion F. Gregory, its President, and attested by Joseph R. Olson, its Secretary, this 25th day of April, 1988.

                                   SNAP-ON TOOLS CORPORATION



                                   By:  /s/ MARION F. GREGORY
                                        ------------------------
                                        Marion F. Gregory
                                        President



ATTEST:


/s/ JOSEPH R. OLSON
- -----------------------------
Joseph R. Olson
Secretary

                             CERTIFICATE OF CORRECTION

                                     TO THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            SNAP-ON TOOLS CORPORATION


                    -----------------------------------------
                    Pursuant to Section 103(f) of the General
                    Corporation Law of the State of Delaware
                    -----------------------------------------



          SNAP-ON TOOLS CORPORATION, a Delaware corporation (the
     "Corporation"), does hereby certify as follows:

          FIRST:    The Corporation filed its original Restated Certificate
     of Incorporation with the Secretary of State on April 28, 1978. The Corporation filed an amendment to such Restated Certificate on April 27, 1984 to add an Article ELEVENTH, which amendment contained certain inaccuracies in the definition of "Business Combination" and in Section (c) of Article ELEVENTH.

          SECOND:   The definition of "Business Combination" in Article
     ELEVENTH is hereby corrected to read in its entirety as follows:

          "Business Combination" means any merger or consolidation of the Corporation with or into any Acquiring Entity (or any affiliate of any Acquiring Entity), any sale, lease, exchange, mortgage, pledge or other disposition of all, or any Substantial Part (that is, assets having a then fair market value in the aggregate of more than $5,000,000) of the assets of the Corporation or any subsidiary of the Corporation, to any Acquiring Entity (or any affiliate of any Acquiring Entity), or any issuance or transfer by the Corporation of any Substantial Amount (that is, any securities of the Corporation having a then fair market value of more than $5,000,000) of securities of the Corporation in exchange for the securities or assets of any Acquiring Entity (or any affiliate of any Acquiring Entity).

          THIRD:    The first paragraph of Section (c) of Article ELEVENTH
     is hereby corrected to read in its entirety as follows:

          (c) The affirmative vote or consent of holders of 67% of the shares of all classes of stock of the Corporation entitled to vote for directors, considered for the purpose of this Article Eleventh as one class, other than voting stock of which the Acquiring Entity is the Beneficial Owner, shall be required for approval of any Business Combination with any Acquiring Entity (or any affiliate of any Acquiring Entity), unless all of the following conditions are fulfilled:

          FOURTH:   The foregoing corrections are being filed in accordance
     with the provisions of Section 103(f) of the Delaware General Corporation Law.


          IN WITNESS WHEREOF, Snap-on Tools Corporation has caused this Certificate of Correction to be duly executed in its corporate name this 13th day of APRIL, 1992.


                                   SNAP-ON TOOLS CORPORATION



                              By   /s/ MICHAEL F. MONTEMURRO
                                   -----------------------------
                                   Name:  Michael F. Montemurro
                                   Title: Senior Vice President-
                                          Finance and Chief
                                          Financial Officer



ATTEST:


By:  /s/ SUSAN F. MARRINAN
     ----------------------------
     Name:  Susan F. Marrinan
     Title: Vice President, Secretary
            and General Counsel

                             CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION


     Snap-on Tools Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST:    That at a meeting of the Board of Directors of Snap-on Tools
Corporation held on October 22, 1993, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

               RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article First thereof so that, as amended, said Article shall be and read as follows:

               "FIRST:   The name of the Corporation is Snap-on
          Incorporated."

     SECOND:   That thereafter, pursuant to resolution of its Board of
Directors, the Annual Meeting of the stockholders of said corporation was duly called and held on April 22, 1994 upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Snap-on Tools Corporation has caused this certificate to be signed by Michael F. Montemurro, its Vice President and attested by Susan F. Marrinan, its Secretary this 22nd day of April, 1994.


               By:  /s/ MICHAEL F. MONTEMURRO
                    -----------------------------------------
                    Michael F. Montemurro
                    Sr. VP-Financial Services, Administration
                    and Chief Financial Officer

ATTEST:

By:  /s/ SUSAN F. MARRINAN
     ----------------------------
     Susan F. Marrinan
     Secretary




                                     -2-